UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2005

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Termination of Employee Stock Option Reload Feature from Future Stock Option Grants

The AGL Resources Inc. Long-Term Incentive Plan (1999), as amended and restated (the “LTIP”), and the AGL Resources Inc. Officer Incentive Plan (the “OIP”) (the LTIP and OIP collectively, the “Plans”) each are administered by the Compensation and Management Development Committee of the board of directors of the Company (the “Committee”). Under the terms of the Plans, when the Committee grants a stock option, it will designate in the stock option agreement whether and to what extent a reload option accompanies the stock option. A reload option provides for the automatic grant of a new stock option at the then current market price of AGL Resources common stock, for the number of shares tendered in payment of the exercise price upon exercise of the stock option.

Effective March 15, 2005, the Committee determined that it is in the best interests of the Company to eliminate the reload option provisions from all future stock option grants under the Plans. A copy of the LTIP was previously filed as an exhibit to the Company’s Form 10-Q for the quarter ended March 31, 2002 and Form 10-K for the year ended December 31, 2004. A copy of the OIP was filed as an exhibit to the Company’s Form 10-Q for the quarter ended June 30, 2001.

Forms of the nonqualified stock option agreement under each of the LTIP and OIP without the reload provision are filed with this Form 8-K as Exhibit 10.1. A form of the nonqualified stock option agreement under the OIP with the reload provision is filed with this Form 8-K as Exhibit 10.2. A form of the nonqualified stock option agreement under the LTIP with the reload provision was filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2004.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

10.1	Forms of Nonqualified Stock Option Agreement without the reload provision (LTIP and OIP)
10.2	Form of Nonqualified Stock Option Agreement with the reload provision (OIP)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: March 18, 2005	/s/ Paul R. Shlanta
Paul R. Shlanta Senior Vice President, General Counsel and Chief Corporate Compliance Officer

Exhibit Index

Exhibit No.	Description

10.1	Forms of Nonqualified Stock Option Agreement without the reload provision (Long-Term Incentive Plan (1999) and Officer Incentive Plan)
10.2	Form of Nonqualified Stock Option Agreement with the reload provision (Officer Incentive Plan)